UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2004

NEW ENGLAND POWER COMPANY

(Exact Name of Registrant as Specified in Charter)

Massachusetts	2-26651	04-1663070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Research Drive, Westborough, MA 01582
(Address of principal executive offices)

(508) 389-2000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

______________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________________________

Item 1.01.	Entry into a Material Definitive Agreement.
On December 9, 2004, the Company reached a settlement with USGen New England, Inc. regarding various matters including the Amended and Restated PPA Transfer Agreement dated October 29, 1997, as amended by the First Amendment to such agreement dated October 10, 2001, both listed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004 (these agreements are referred to collectively as the “Transfer Agreement”). The settlement and the proposed proceeds to be received from USGen are subject to approval by the U.S. Bankruptcy Court. Under the settlement, the Transfer Agreement would terminate effective April 1, 2005, and the Company would resume performance and payment obligations under certain long-term purchased power contracts. Resumption of these obligations would not materially affect the results of operations, as the Company would continue to pass the above-market cost of the contracts to customers through a contract termination charge, or CTC, and payments from USGen in respect of these obligations would be credited to customers through the CTC.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND POWER COMPANY

Date: December 14, 2004	By	/s/ John G. Cochrane
John G. Cochrane
Vice President and Chief Financial Officer